PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS; THIRD QUARTER ADJUSTED FFO OF $0.35 PER SHARE; $40 MILLION OF NEW INVESTMENTS

TIMONIUM, MARYLAND – November 1, 2007 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended September 30, 2007.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended September 30, 2007 of $22.0 million or $0.32 per common share.  The $22.0 million of FFO available to common stockholders for the quarter includes a $1.6 million non-cash provision for impairment, $0.5 million of non-cash restricted stock expense, a $0.1 million reduction in the Company’s provision for income taxes and $0.1 million of non-cash consolidation adjustments due to Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”).  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.35 per common share for the three months ended September 30, 2007.  Adjusted FFO is a non-GAAP financial measure, which additionally excludes the impact of certain non-cash items and certain items of revenue or expenses, including: a provision for impairment and income taxes , restricted stock expenses and FIN 46R consolidation adjustments.  For more information regarding FFO and adjusted FFO, see the “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended September 30, 2007, the Company reported net income of $15.3 million, net income available to common stockholders of $12.9 million, or $0.19 per diluted common share and operating revenues of $39.2 million.  This compares to net income of $14.6 million, net income available to common stockholders of $12.1 million, or $0.20 per diluted common share, and operating revenues of $35.1 million for the same period in 2006.

For the nine-month period ended September 30, 2007, the Company reported net income of $52.1 million, net income available to common stockholders of $44.6 million, or $0.69 per diluted common share and operating revenues of $120.0 million.  This compares to net income of $42.3 million, net income available to common stockholders of $34.8 million, or $0.60 per diluted common share, and operating revenues of $99.4 million for the same period in 2006.

The increases in net income, operating revenues and net income available to common stockholders during the nine-month period ended September 30, 2007 were due primarily to approximately $240 million in new investments made throughout 2006 and 2007, as well as, the impact of an allowance adjustment of $5.0 million, or $0.08 per common share, with respect to straight-line rent recognition recorded in the first quarter of 2007.

THIRD QUARTER 2007 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In October, the Company declared a quarterly common dividend of $0.28 per share, an increase of $0.01 per common share compared to the prior quarter.
•	On October 16, 2007, the Company announced the reinstatement of the optional cash purchase component of the Company’s Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”).
•	On July 31, 2007, the Company closed on approximately $40 million of new investments.

THIRD QUARTER 2007 RESULTS

Operating Revenues and Expenses– Operating revenues for the three months ended September 30, 2007 were $39.2 million.  Operating expenses for the three months ended September 30, 2007 totaled $13.5 million, comprised of $9.1 million of depreciation and amortization expense, $2.2 million of general and administrative expenses, a $1.6 million non-cash provision for impairment and $0.5 million of stock-based compensation expense primarily associated with the Company’s issuance of restricted stock and performance grants to executive officers during the second quarter of 2007.

Other Income and Expense– Other income and expense for the three months ended September 30, 2007 was a net expense of $10.5 million and was primarily comprised of $10.1 million of interest expense and $0.5 million of amortization of deferred financing costs.

Provision for Income Taxes– During the quarter, the Company filed and paid $2.1 million related to its 2006 federal income taxes.  The Company continues to make progress in obtaining a closing agreement with the Internal Revenue Service related to the Advocat related party tenant issue previously disclosed in the Company’s Annual Report of Form 10K for the tax years 2002 through 2006.  In addition, the Company has reversed approximately $132,000 of income tax provision related to estimates that it made regarding the tax liability.  The remaining $3.4 million of previously accrued income tax liability relates to the tax years 2002 through 2005.

Funds From Operations– For the three months ended September 30, 2007, reportable FFO available to common stockholders was $22.0 million, or $0.32 per common share, compared to $19.3 million, or $0.32 per common share, for the same period in 2006.  The $22.0 million of FFO for the quarter includes a $1.6 million non-cash provision for impairment, $0.5 million of non-cash stock-based compensation expense, a $0.1 million reduction in the Company’s provision for income taxes and $0.1 million of non-cash FIN 46R consolidation adjustments.

The $19.3 million of FFO for the three months ended September 30, 2006, includes the impact of: i) $3.6 million of non-cash restricted stock expense primarily associated with the Company’s vesting of performance stock units granted to executive officers during 2004 which were earned in 2006; ii) a $2.7 million accounting gain on the sale of an equity security of another issuer; iii) a $1.8 million non-cash increase in the fair value of a derivative; vi) $0.6 million provision for income taxes; v) $0.3 million of non-cash accretion investment income; and vi) $0.2 million provision for uncollectible accounts receivable.

When excluding the above mentioned non-cash or non-recurring items in 2007 and 2006, adjusted FFO was $24.0 million, or $0.35 per common share, for the three months ended September 30, 2007, compared to $18.9 million, or $0.32 per common share, for the same period in 2006.  For further information, see the attached “Funds From Operations” schedule and notes.

PORTFOLIO DEVELOPMENTS

Litchfield Investment Company, LLC – On July 31, 2007, the Company completed a transaction with Litchfield Investment Company, LLC and its affiliates to purchase five skilled nursing facilities for a total investment of approximately $40 million.  The facilities total 645 beds and are located in Alabama (1), Georgia (2), Kentucky (1) and Tennessee (1).  The Company also provided a $2.5 million loan in the form of a subordinated note as part of the transaction.  Simultaneously with the closing of the purchase transaction, the five facilities were combined into an Amended and Restated Master Lease containing 13 other facilities between the Company and an existing operator, Home Quality Management.  The Amended and Restated Master Lease was extended until July 31, 2017.

Other – During the third quarter of 2007, the Company agreed to restructure a five facility master lease with one of its existing tenants whereby the Company and tenant have agreed to sell three facilities and reduce the annual rent on the master lease by $0.4 million.  Two of the facilities are under contract to be sold, pending licensure, for approximately $2.8 million in cash proceeds which will generate an accounting gain of $0.4 million.  The tenant will continue to pay full rent pursuant to the master lease until the completion of the sale of the two facilities.  Upon completion, the overall annual rent on the master lease will be reduced by $0.4 million.  In addition, the Company has recorded a $1.6 million provision for impairment on the third facility to reduce its carrying value to its estimated fair value.

DIVIDENDS

Common Dividends – On October 16, 2007, the Board of Directors declared a common stock dividend of $0.28 per share to be paid November 15, 2007 to common stockholders of record on October 31, 2007.  At the date of this release, the Company had approximately 68 million outstanding common shares.

Series D Preferred Dividends – On October 16, 2007, the Board of Directors declared the regular quarterly dividends for the 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on October 31, 2007.  The stockholders of record of the Series D Preferred Stock on October 31, 2007 will be paid dividends in the amount of $0.52344 per preferred share on November 15, 2007.  The liquidation preference for our Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period August 1, 2007 through October 31, 2007.

Dividend Reinvestment and Common Stock Purchase Plan – On October 16, 2007, the Company announced the reinstatement of the optional cash purchase component of the Plan, effective immediately for investments beginning November 15, 2007.  The Company also announced that the per share purchase discount for both optional cash purchases and dividend reinvestments was reset to 1%.  Existing participants in the Plan have been sent a letter from the Company discussing enrollment status and procedures.  All questions and requests in connection with the Plan should be directed to the Plan’s administrator, Computershare, at (800) 519-3111.

2007 ADJUSTED FFO GUIDANCE REVISED

The Company has increased its 2007 adjusted FFO guidance to be between $1.37 and $1.38 per diluted share, compared to previous guidance of $1.32 and $1.36 per diluted share.  The increase is primarily due to the $40 million acquisition completed by the Company on July 31, 2007.

The Company's adjusted FFO guidance for 2007 excludes the future impacts of acquisitions, gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, capital transactions and restricted stock amortization expense. A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced adjusted FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, November 1, 2007, at 10 a.m. EST to review the Company’s 2007 third quarter results and current developments.  To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At September 30, 2007, the Company owned or held mortgages on 238 SNFs and assisted living facilities with approximately 27,465 beds located in 27 states and operated by 29 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; (vii) the Company’s ability to maintain its status as a real estate investment trust and to reach a closing agreement with the Internal Revenue Service with respect to the related party tenant issues described in our Form 10-K filed with the Securities and Exchange Commission on February 23, 2007 (“Form 10-K”); (viii) the impact of the material weakness identified in the management’s report on internal control over financial reporting included in our Form 10-K, including expenses that may be incurred in efforts to remediate such weakness and potential additional costs in preparing and finalizing financial statements in view of such material weakness; and (ix) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$1,273,657	$1,235,679
Less accumulated depreciation	(212,634)	(187,769)
Real estate properties – net	1,061,023	1,047,910
Mortgage notes receivable – net	31,849	31,886
	1,092,872	1,079,796
Other investments – net	16,464	22,078
	1,109,336	1,101,874
Assets held for sale – net	3,550	4,635
Total investments – net	1,112,886	1,106,509

Cash and cash equivalents	608	729
Restricted cash	3,698	4,117
Accounts receivable – net	61,768	51,194
Other assets	11,933	12,821
Total assets	$1,190,893	$1,175,370

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$52,000	$150,000
Unsecured borrowings – net	484,718	484,731
Other long–term borrowings	40,995	41,410
Accrued expenses and other liabilities	26,567	28,037
Income tax liabilities	3,441	5,646
Operating liabilities for owned properties	—	92
Total liabilities	607,721	709,916

Stockholders’ equity:
Preferred stock	118,488	118,488
Common stock and additional paid-in-capital	825,495	700,177
Cumulative net earnings	344,824	292,766
Cumulative dividends paid	(662,568)	(602,910)
Cumulative dividends – redemption	(43,067)	(43,067)
Total stockholders’ equity	583,172	465,454
Total liabilities and stockholders’ equity	$1,190,893	$1,175,370

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Rental income	$37,113	$33,016	$114,092	$92,643
Mortgage interest income	999	1,054	2,896	3,392
Other investment income – net	962	994	2,336	2,878
Miscellaneous	150	42	640	483
Total operating revenues	39,224	35,106	119,964	99,396

Expenses
Depreciation and amortization	9,131	8,314	26,740	23,288
General and administrative	2,197	2,030	7,200	6,107
Restricted stock expense	545	3,639	880	4,224
Provision for impairment on real estate properties	1,636	-	1,636	-
Provision for uncollectible mortgages, notes and accounts receivable	-	27	-	27
Total operating expenses	13,509	14,010	36,456	33,646

Income before other income and expense	25,715	21,096	83,508	65,750
Other income (expense):
Interest and other investment income	36	189	134	371
Interest	(10,071)	(11,190)	(31,988)	(30,246)
Interest – amortization of deferred financing costs	(500)	(439)	(1,459)	(1,513)
Interest – refinancing costs	-	-	-	(3,485)
Gain on sale of equity securities	-	2,709	-	2,709
Change in fair value of derivatives	-	1,764	-	9,672
Total other expense	(10,535)	(6,967)	(33,313)	(22,492)

Income before gain on assets sold	15,180	14,129	50,195	43,258
Gain on assets sold - net	-	1,188	-	1,188
Income from continuing operations before income taxes	15,180	15,317	50,195	44,446
Provision for income taxes	132	(600)	132	(1,739)
Income from continuing operations	15,312	14,717	50,327	42,707
Discontinued operations	37	(94)	1,731	(419)
Net income	15,349	14,623	52,058	42,288
Preferred stock dividends	(2,480)	(2,480)	(7,442)	(7,442)
Net income available to common	$12,869	$12,143	$44,616	$34,846

Income per common share:
Basic:
Income from continuing operations	$0.19	$0.21	$0.66	$0.61
Net income	$0.19	$0.21	$0.69	$0.60
Diluted:
Income from continuing operations	$0.19	$0.21	$0.66	$0.60
Net income	$0.19	$0.20	$0.69	$0.60

Dividends declared and paid per common share	$0.28	$0.24	$0.81	$0.71

Weighted-average shares outstanding, basic	67,952	59,021	65,094	58,203
Weighted-average shares outstanding, diluted	67,965	59,446	65,114	58,407

Components of other comprehensive income:
Net income	$15,349	$14,623	$52,058	$42,288
Unrealized gain on common stock investment	-	-	-	1,580
Reclassification adjustment for gain on common stock investment	-	(1,740)	-	(1,740)
Unrealized loss on preferred stock investment	-	(172)	-	(763)
Total comprehensive income	$15,349	$12,711	$52,058	$41,365

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income available to common stockholders	$12,869	$12,143	$44,616	$34,846
Add back loss (deduct gain) from real estate dispositions(1)	1	(1,188)	(1,595)	(807)
Sub-total	12,870	10,955	43,021	34,039
Elimination of non-cash items included in net income:
Depreciation and amortization(1)	9,138	8,362	26,768	23,432
Funds from operations available to common stockholders	$22,008	$19,317	$69,789	$57,471

Weighted-average common shares outstanding, basic	67,952	59,021	65,094	58,203
Effect of restricted stock awards	—	404	3	184
Assumed exercise of stock options	13	21	17	20
Weighted-average common shares outstanding, diluted	67,965	59,446	65,114	58,407

Fund from operations per share available to common stockholders	$0.32	$0.32	$1.07	$0.98

Adjusted funds from operations:
Funds from operations available to common stockholders	$22,008	$19,317	$69,789	$57,471
Deduct gain from sale of Sun common stock	—	(2,709)	—	(2,709)
Deduct Advocat one-time straight line adjustment	—	—	(5,040)	—
Deduct non-cash increase in fair value of Advocat derivative	—	(1,764)	—	(9,672)
Deduct Advocat non-cash accretion investment income	—	(329)	—	(1,155)
Deduct FIN 46R adjustment	(77)	—	(230)	—
Deduct /add back provision for income taxes	(132)	600	(132)	1,739
Add back non-cash provisions for uncollectible mortgages, notes and accounts receivable	—	179	—	179
Add back one-time non-cash interest refinancing expense	—	—	—	3,485
Add back non-cash restricted stock expense	545	3,639	880	4,224
Add back non-cash provision for impairments on real estate properties(1)	1,636	—	1,636	121
Adjusted funds from operations available to common stockholders	$23,980	$18,933	$66,903	$53,683
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO.  In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO.  As a result, its FFO may not be comparable to similar measures reported in previous disclosures.  According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO.  Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation and one-time revenue and expense items.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The following table presents a reconciliation of our guidance regarding 2007 FFO and Adjusted FFO to net income available to common stockholders:

	2007 Projected
Per diluted share:
Net income available to common stockholders	$0.90	−	$0.91
Adjustments:
Depreciation and amortization	0.50	−	0.50
Funds from operations available to common stockholders	$1.40	−	$1.41

Adjustments:
Advocat straight-line revenue adjustment	(0.07)	−	(0.07)
FIN 46R non-cash revenue adjustment	(0.00)	−	(0.00)
Provision for impairment of real estate assets	0.02	−	0.02
Restricted stock expense	0.02	−	0.02
Adjusted funds from operations available to common stockholders	$1.37	−	$1.38

The following table summarizes the results of operations of assets held for sale and facilities sold during the three and nine months ended September 30, 2007 and 2006, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands)
Revenues
Rental income	$45	$138	$167	$413
Expenses
Depreciation and amortization	7	49	28	144
General and administrative	—	31	3	34
Provision for impairment	—	—	—	121
Allowance for uncollectible loans	—	152	—	152
Subtotal expenses	7	232	31	451

Gain (loss) before gain (loss) on sale of assets	38	(94)	136	(38)
(Loss) gain on assets sold – net	(1)	—	1,595	(381)
Discontinued operations	$37	$(94)	$1,731	$(419)

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending September 30, 2007.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# of Beds	Investment	% Investment
Real Property(1)(2)	229	26,345	$1,294,202	98%
Loans Receivable(3)	9	1,120	33,149	2%
Total Investments	238	27,465	$1,327,351	100%

Investment Data	# of Properties	# of Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)(3)	230	26,879	$1,273,593	96%	$47
Assisted Living Facilities	6	416	30,323	2%	73
Rehab Hospitals	2	170	23,435	2%	138
	238	27,465	$1,327,351	100%	$48

(1) Includes a $19.2 million lease inducement. (2) Includes 7 buildings worth $61.8 million resulting from a FIN 46R consolidation. (3) Includes $1.3 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
Rental Property (1)	$37,113	95%	$114,092	96%
Mortgage Notes	999	3%	2,896	2%
Other Investment Income	962	2%	2,336	2%
	$39,074	100%	$119,324	100%

Revenue by Facility Type	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
Assisted Living Facilities	$487	1%	$1,479	1%
Skilled Nursing Facilities (1)	37,625	96%	115,509	97%
Other	962	3%	2,336	2%
	$39,074	100%	$119,324	100%

(1) Revenue includes $0.8 million and $2.3 million reduction for lease inducements for the three- and nine- month periods ending September 30, 2007, respectively.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	42	$233,323	18%
Communicare	19	193,127	14%
Advocat, Inc.	39	141,836	11%
HQM	18	137,490	10%
Haven	15	117,230	9%
Guardian (1)	17	105,181	8%
Remaining Operators	88	399,164	30%
	238	$1,327,351	100%

(1) Investment amount includes a $19.2 million lease inducement.

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South (1)	114	$562,198	42%
Midwest	53	333,950	25%
Northeast	37	259,157	20%
West	34	172,046	13%
	238	$1,327,351	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	37	$278,994	21%
Florida	25	173,092	13%
Pennsylvania	17	110,234	8%
Texas	21	82,532	6%
California	15	60,246	5%
Remaining States (1)	123	622,253	47%
	238	$1,327,351	100%
(1) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2007	3,823	-	3,823	2%
	2008	1,071	-	1,071	1%
	2009	-	-	-	0%
	2010	11,210	1,445	12,655	9%
	2011	11,293	209	11,502	8%
	Thereafter	112,075	2,121	114,196	80%
		$139,472	$3,775	$143,247	100%

(1) Based on 2007 contractual rents and interest payment obligations (no annual escalators).

Selected Facility Data
TTM ending 6/30/07				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	82.5%	11.5%	13.9%	2.2 x	1.7 x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending September 30, 2007.

Current Capitalization ($000's)
	Outstanding Balance	%
Borrowings Under Bank Lines	$52,000	4.5%
Long-Term Debt Obligations (1)	525,995	45.3%
Stockholders’ Equity	583,172	50.2%
Total Book Capitalization	$1,161,167	100.0%

(1) Excludes net discount of $0.3 million on unsecured borrowings. Includes $39.0 million of additional debt due to required FIN 46R consolidation.

Leverage & Performance Ratios
Debt / Total Book Cap	49.8%
Debt / Total Market Cap	33.1%
Interest Coverage:
3rd quarter 2007	3.51 x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	FIN 46R Consolidation	Other	Senior Notes	Total
	2007	$-	$-	$-	$-	$-
	2008	-	-	435	-	435
	2009	-	-	465	-	465
	2010	255,000	-	495	-	255,495
	Thereafter	-	39,000	600	485,000	524,600
		$255,000	$39,000	$1,995	$485,000	$780,995

	(1) Reflected at 100% capacity.

The following table presents investment activity for the three- and nine- month periods ending September 30, 2007.

Investment Activity ($000's)
	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$39,500	97%	$39,500	90%
Mortgages	-	0%	345	1%
Other	1,402	3%	4,173	9%
Total	$40,902	100%	$44,018	100%